Exhibit 99.1

Ventas Reports 2016 Fourth Quarter and Full-Year Results

  Strong 2016 Earnings Growth
  Enhanced Balance Sheet and Financial Strength
  Continued Portfolio Optimization and Accelerated Capital Recycling
  First Quarter 2017 Dividend of $0.775 Per Share Declared by Board
  2017 Guidance Consistent with Preliminary Company Expectations

CHICAGO--(BUSINESS WIRE)--February 10, 2017--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today announced earnings for the fourth quarter and full year ended December 31, 2016, driven by the Company’s high-quality healthcare, senior living and life science properties and accretive investments:

  Income from continuing operations per diluted common share for the full year 2016 grew 36 percent to $1.59 compared to the same period in 2015. The year-over-year increase was principally due to accretive investments, strong property performance, profits and fees from beneficial transactions and lower transaction costs. For the fourth quarter 2016, income from continuing operations per diluted common share was $0.40.
  Normalized Funds From Operations (“FFO”) for the full year 2016 grew 5 percent to $4.13 per diluted common share on a comparable basis (“Comparable”), which adjusts all prior periods for the effects of the successful spin-off of Care Capital Properties, Inc. (“CCP”) (NYSE: CCP) completed in August 2015. For the fourth quarter 2016, normalized FFO per diluted common share was $1.03.
  Reported FFO per diluted common share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT FFO”), for the full year 2016 grew 1 percent to $4.13 compared to the same period in 2015. The 2015 period includes results through August 17, 2015 of the properties that were spun off to CCP. For the fourth quarter 2016, NAREIT FFO per diluted common share was $1.04.

Track Record of Excellence Continued

“Ventas extended its long track record of excellence and success in 2016, generating strong growth and income from a high-quality diverse portfolio while enhancing its financial strength,” said Chairman and Chief Executive Officer Debra A. Cafaro. “We also delivered 16 percent total shareholder return as our exciting investment in life science and innovation centers and strategic dispositions created additional value. We are confident that demand from an aging population combined with our productive and cohesive team, our leading operator partners and our attractive mix of healthcare, senior living and life science properties will sustain excellence over the long term.

“Looking ahead to 2017, we expect to deliver property cash flow growth, improve our portfolio mix as we substantially exit the skilled nursing business, accelerate our investment in future growth through attractive development and redevelopment projects, particularly in our life science and innovation platform, and enhance our financial strength. These steps will advance our position as the premier capital provider to leading healthcare and senior living providers and research institutions. The outstanding Ventas team is excited to continue its long track record of excellence in 2017 and beyond.”

Portfolio Performance

  For the year ended December 31, 2016, same-store cash net operating income (“NOI”) growth for the Company’s total portfolio (1,038 assets) was 2.7 percent compared to 2015, in-line with previous guidance of 2.5 to 3 percent.
    At a segment level for the full year 2016: the triple net leased portfolio same-store cash NOI grew 3.7 percent; the seniors housing operating portfolio (“SHOP”) grew 2.3 percent; and the medical office building (“MOB”) portfolio grew 1.3 percent, all consistent with previous guidance ranges.
  The Company’s fourth quarter 2016 same-store total portfolio (1,189 assets) cash NOI growth was 2.9 percent compared to the same period in 2015.
    At a segment level for the fourth quarter 2016: the triple net leased portfolio same-store cash NOI increased 4.5 percent; SHOP grew 1.1 percent; and the MOB portfolio rose 2.1 percent.

2016 and Fourth Quarter Highlights

  The Company invested approximately $1.6 billion in 2016, including its accretive acquisition of institutional-quality life science and innovation centers leased by leading research universities. Ventas also committed to funding more than $300 million of development and redevelopment projects, including attractive new ground-up life science developments.
  To fund investments and enhance the Company’s balance sheet and liquidity profile in 2016, Ventas raised approximately $1.3 billion in aggregate gross proceeds from the sale of 18.9 million shares of common stock at an average gross price of approximately $70 per share; and $850 million in long-term senior notes.
  The Company sold properties and received final repayment on loans receivable in 2016 for proceeds of approximately $620 million, ahead of previously-disclosed guidance of $500 million. Fourth quarter proceeds approached $350 million.
  The Company’s credit profile and financial health were outstanding at year end 2016, including:
    Net Debt to Adjusted Pro Forma EBITDA ratio of 5.7x, compared to 6.1x at year end 2015;
    38 percent total indebtedness to gross asset value, an improvement of 4 percentage points year-over-year; and
    4.8x fixed charge coverage, an improvement of 0.3x year-over-year.
  The Company currently has over $2 billion of available liquidity.
  Ventas paid its shareholders dividends of $2.965 per share in 2016, with an attractive payout ratio.
  The Company demonstrated its commitment to excellence through strong corporate governance, Board of Directors (“Board”) refreshment, director independence and diversity. In 2016 the Board appointed Roxanne M. Martino and Walter C. Rakowich as Ventas directors and James D. Shelton as the Company’s independent presiding director.
  Ventas Chairman and Chief Executive Officer Debra A. Cafaro was recognized in 2016 as a top global CEO and a leader in the real estate and healthcare industries, including being named by: Forbes as one of the “World’s 100 Most Powerful Women” and first among “Top-Performing Women CEOs, Ranked by Total Return;” the Harvard Business Review as one of “The Best-Performing CEOs in the World,” one of only 30 CEOs named to the Harvard Business Review list for three consecutive years and one of only two women on 2016’s list; and Modern Healthcare as one of the “100 Most Influential People in Healthcare” for 2016, the third time Ms. Cafaro has received this recognition.

Recent Developments

  The Board declared a dividend for the first quarter 2017 of $0.775 per share, representing a 6 percent increase from the first quarter 2016. The dividend is payable in cash on March 31, 2017 to stockholders of record on March 7, 2017.
  The Company continues to expect to close on its $700 million loan commitment to fund Ardent Health Services’ (“Ardent’s”) acquisition of LHP Hospital Group (“LHP”) late in the first quarter of 2017, subject to customary regulatory reviews and approvals. Pro forma for the acquisition, Ardent’s leading hospital platform is expected to generate $3 billion in revenues in 6 states.
  In January 2017, the Company sold assets and received final repayment on loans receivable for proceeds of $88 million, primarily comprised of 5 seniors housing communities at a cap rate of 6 percent on a cash and GAAP basis.

2017 Guidance

Ventas expects 2017 income from continuing operations per diluted common share to range between $1.72 and $1.78. The Company expects normalized FFO per diluted common share to range between $4.12 and $4.18, in line with the Company’s preliminary outlook provided on January 10, 2017. NAREIT FFO per diluted common share is forecast to range between $4.10 and $4.19.

The Company expects full year 2017 cash NOI growth for the 1,163 assets in the full-year same-store pool to range from 1.5 to 2.5 percent, consistent with the Company’s previous outlook. Triple net same-store cash NOI is forecast to grow 2.5 to 3.5 percent driven by lease escalations; SHOP same-store cash NOI is forecast to grow 0 to 2 percent, led by assets in high barrier-to-entry locations; and MOB same-store cash NOI is forecast to grow 1 to 2 percent, supported by new leasing activity.

The Company expects to complete approximately $900 million in strategic dispositions in 2017 (of which $88 million have closed to date), including $700 million in proceeds in the second half of the year through the potential sale of 36 skilled nursing facilities owned by Ventas at a 7 percent cash yield and a gain of over $650 million. Disposition proceeds are expected to be redeployed at approximately the same rate into new 2017 investments approximating $1 billion, principally to scale the Company’s life science and acute care hospital platforms, including $700 million in secured debt financing to fund Ardent’s acquisition of LHP.

During 2017, the Company also expects to invest in future growth by funding approximately $300 million in development and redevelopment projects, including attractive new ground-up life science developments.

During 2017, the Company expects to refinance approximately $1 billion of current debt and lengthen the Company’s weighted average maturity schedule. The 2017 outlook assumes 358.5 million weighted average fully-diluted shares, with no new equity issuance in 2017.

Consistent with its practice, the Company’s guidance does not include any further material investments, dispositions or capital activity. A reconciliation of the Company’s guidance to the Company’s projected GAAP measures is included in this press release.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Fourth Quarter and Full Year 2016 Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or (661) 378-9542 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (855) 859-2056 (or (404) 537-3406 for international callers), passcode 50587913, beginning at approximately 2:00 p.m. Eastern Time and will remain for 36 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,300 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, life science and innovation centers, skilled nursing facilities, specialty hospitals and general acute care hospitals. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2016 and for the year ending December 31, 2017; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (v) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) consolidation activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (z) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015

Assets
Real estate investments:
Land and improvements	$2,089,591	$2,089,329	$2,041,880	$2,060,247	$2,056,428
Buildings and improvements	21,516,396	21,551,049	20,272,554	20,395,386	20,309,599
Construction in progress	210,599	192,848	127,647	119,215	92,005
Acquired lease intangibles	1,510,629	1,522,708	1,332,173	1,343,187	1,344,422
	25,327,215	25,355,934	23,774,254	23,918,035	23,802,454
Accumulated depreciation and amortization	(4,932,461)	(4,754,532)	(4,560,504)	(4,409,554)	(4,177,234)
Net real estate property	20,394,754	20,601,402	19,213,750	19,508,481	19,625,220
Secured loans receivable and investments, net	702,021	821,663	1,003,561	1,002,598	857,112
Investments in unconsolidated real estate entities	95,921	97,814	96,952	98,120	95,707
Net real estate investments	21,192,696	21,520,879	20,314,263	20,609,199	20,578,039
Cash and cash equivalents	286,707	89,279	57,322	51,701	53,023
Escrow deposits and restricted cash	80,647	89,521	65,626	76,710	77,896
Goodwill	1,033,225	1,043,075	1,043,479	1,044,983	1,047,497
Assets held for sale	54,961	195,252	195,271	54,263	93,060
Other assets	518,364	488,258	417,511	424,436	412,403
Total assets	$23,166,600	$23,426,264	$22,093,472	$22,261,292	$22,261,918

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$11,127,326	$11,252,327	$10,901,131	$11,247,730	$11,206,996
Accrued interest	83,762	70,790	80,157	66,988	80,864
Accounts payable and other liabilities	907,928	930,103	735,287	738,327	779,380
Liabilities related to assets held for sale	1,462	77,608	88,967	12,625	34,340
Deferred income taxes	316,641	315,713	320,468	333,354	338,382
Total liabilities	12,437,119	12,646,541	12,126,010	12,399,024	12,439,962

Redeemable OP unitholder and noncontrolling interests	200,728	209,278	217,686	191,739	196,529

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 354,125; 353,793; 341,055; 337,486; and 334,386 shares issued at December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015, respectively	88,514	88,431	85,246	84,354	83,579
Capital in excess of par value	12,917,002	12,870,566	11,961,951	11,758,306	11,602,838
Accumulated other comprehensive loss	(57,534)	(49,614)	(44,195)	(19,932)	(7,565)
Retained earnings (deficit)	(2,487,695)	(2,420,766)	(2,313,287)	(2,208,474)	(2,111,958)
Treasury stock, 1; 1; 0; 1; and 44 shares at December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015, respectively	(47)	(78)	—	(59)	(2,567)
Total Ventas stockholders' equity	10,460,240	10,488,539	9,689,715	9,614,195	9,564,327
Noncontrolling interest	68,513	81,906	60,061	56,334	61,100
Total equity	10,528,753	10,570,445	9,749,776	9,670,529	9,625,427
Total liabilities and equity	$23,166,600	$23,426,264	$22,093,472	$22,261,292	$22,261,918

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues:
Rental income:
Triple-net leased	$210,804	$208,210	$845,834	$779,801
Office	183,846	145,958	630,342	566,245
	394,650	354,168	1,476,176	1,346,046
Resident fees and services	456,919	454,871	1,847,306	1,811,255
Office building and other services revenue	4,064	11,541	21,070	41,492
Income from loans and investments	19,996	20,361	98,094	86,553
Interest and other income	84	333	876	1,052
Total revenues	875,713	841,274	3,443,522	3,286,398
Expenses:
Interest	107,739	103,692	419,740	367,114
Depreciation and amortization	232,189	236,795	898,924	894,057
Property-level operating expenses:
Senior living	310,303	307,261	1,242,978	1,209,415
Office	55,165	45,073	191,784	174,225
	365,468	352,334	1,434,762	1,383,640
Office building services costs	1,034	7,467	7,311	26,565
General, administrative and professional fees	31,488	27,636	126,875	128,035
(Gain) loss on extinguishment of debt, net	(386)	(486)	2,779	14,411
Merger-related expenses and deal costs	(438)	(2,079)	24,635	102,944
Other	1,087	4,009	9,988	17,957
Total expenses	738,181	729,368	2,925,014	2,934,723
Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	137,532	111,906	518,508	351,675
Income (loss) from unconsolidated entities	2,207	(223)	4,358	(1,420)
Income tax benefit	2,836	11,548	31,343	39,284
Income from continuing operations	142,575	123,231	554,209	389,539
Discontinued operations	(167)	(2,331)	(922)	11,103
Gain on real estate dispositions	66,424	4,160	98,203	18,580
Net income	208,832	125,060	651,490	419,222
Net income attributable to noncontrolling interest	1,195	332	2,259	1,379
Net income attributable to common stockholders	$207,637	$124,728	$649,231	$417,843
Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.59	$0.38	$1.88	$1.23
Discontinued operations	0.00	(0.01)	0.00	0.03
Net income attributable to common stockholders	$0.59	$0.37	$1.88	$1.26
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.58	$0.38	$1.86	$1.22
Discontinued operations	0.00	(0.01)	0.00	0.03
Net income attributable to common stockholders	$0.58	$0.37	$1.86	$1.25

Weighted average shares used in computing earnings per common share:
Basic	353,911	332,914	344,703	330,311
Diluted	357,435	336,406	348,390	334,007

Dividends declared per common share	$0.775	$0.73	$2.965	$3.04

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2016 Quarters				2015
					Fourth
	Fourth	Third	Second	First	Quarter

Revenues:
Rental income:
Triple-net leased	$210,804	$210,424	$210,119	$214,487	$208,210
Office	183,846	158,273	144,087	144,136	145,958
	394,650	368,697	354,206	358,623	354,168
Resident fees and services	456,919	461,974	464,437	463,976	454,871
Office building and other services revenue	4,064	4,317	5,504	7,185	11,541
Income from loans and investments	19,996	31,566	24,146	22,386	20,361
Interest and other income	84	562	111	119	333
Total revenues	875,713	867,116	848,404	852,289	841,274

Expenses:
Interest	107,739	105,063	103,665	103,273	103,692
Depreciation and amortization	232,189	208,387	221,961	236,387	236,795
Property-level operating expenses:
Senior living	310,303	312,145	307,989	312,541	307,261
Office	55,165	48,972	43,966	43,681	45,073
	365,468	361,117	351,955	356,222	352,334
Office building services costs	1,034	974	1,852	3,451	7,467
General, administrative and professional fees	31,488	31,567	32,094	31,726	27,636
(Gain) loss on extinguishment of debt, net	(386)	383	2,468	314	(486)
Merger-related expenses and deal costs	(438)	16,217	7,224	1,632	(2,079)
Other	1,087	2,430	2,303	4,168	4,009
Total expenses	738,181	726,138	723,522	737,173	729,368

Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	137,532	140,978	124,882	115,116	111,906
Income (loss) from unconsolidated entities	2,207	931	1,418	(198)	(223)
Income tax benefit	2,836	8,537	11,549	8,421	11,548
Income from continuing operations	142,575	150,446	137,849	123,339	123,231
Discontinued operations	(167)	(118)	(148)	(489)	(2,331)
Gain (loss) on real estate dispositions	66,424	(144)	5,739	26,184	4,160
Net income	208,832	150,184	143,440	149,034	125,060
Net income attributable to noncontrolling interest	1,195	732	278	54	332
Net income attributable to common stockholders	$207,637	$149,452	$143,162	$148,980	$124,728

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.59	$0.43	$0.42	$0.44	$0.38
Discontinued operations	0.00	0.00	0.00	0.00	(0.01)
Net income attributable to common stockholders	$0.59	$0.43	$0.42	$0.44	$0.37
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.58	$0.42	$0.42	$0.44	$0.38
Discontinued operations	0.00	0.00	0.00	0.00	(0.01)
Net income attributable to common stockholders	$0.58	$0.42	$0.42	$0.44	$0.37

Weighted average shares used in computing earnings per common share:
Basic	353,911	350,274	338,901	335,559	332,914
Diluted	357,435	354,186	342,571	339,202	336,406

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Year Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net income	$651,490	$419,222
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	898,924	973,663
Amortization of deferred revenue and lease intangibles, net	(20,336)	(24,129)
Other non-cash amortization	10,357	5,448
Stock-based compensation	20,958	19,537
Straight-lining of rental income, net	(27,988)	(33,792)
Loss on extinguishment of debt, net	2,779	14,411
Gain on real estate dispositions (including amounts in discontinued operations)	(98,203)	(18,811)
Gain on real estate loan investments	(2,271)	—
Gain on sale of marketable debt securities	—	(5,800)
Income tax benefit	(34,227)	(42,384)
(Income) loss from unconsolidated entities	(4,358)	1,244
Distributions from unconsolidated entities	7,598	23,462
Other	(1,847)	6,693
Changes in operating assets and liabilities:
Decrease in other assets	5,560	42,316
Increase in accrued interest	2,604	19,995
Decrease in accounts payable and other liabilities	(43,583)	(9,308)
Net cash provided by operating activities	1,367,457	1,391,767
Cash flows from investing activities:
Net investment in real estate property	(1,429,112)	(2,650,788)
Investment in loans receivable and other	(158,635)	(171,144)
Proceeds from real estate disposals	300,561	492,408
Proceeds from loans receivable	320,082	109,176
Proceeds from sale or maturity of marketable securities	—	76,800
Funds held in escrow for future development expenditures	—	4,003
Development project expenditures	(143,647)	(119,674)
Capital expenditures	(117,456)	(107,487)
Investment in unconsolidated operating entity	—	(26,282)
Contributions to unconsolidated entities	—	(30,704)
Other	(6,436)	—
Net cash used in investing activities	(1,234,643)	(2,423,692)
Cash flows from financing activities:
Net change in borrowings under credit facility	(35,637)	(723,457)
Net cash impact of CCP Spin-Off	—	(128,749)
Proceeds from debt	893,218	2,512,747
Proceeds from debt related to CCP Spin-Off	—	1,400,000
Repayment of debt	(1,022,113)	(1,435,596)
Purchase of noncontrolling interest	(2,846)	(3,819)
Payment of deferred financing costs	(6,555)	(24,665)
Issuance of common stock, net	1,286,680	491,023
Cash distribution to common stockholders	(1,024,968)	(1,003,413)
Cash distribution to redeemable OP unitholders	(8,640)	(15,095)
Purchases of redeemable OP units	—	(33,188)
Contributions from noncontrolling interest	7,326	—
Distributions to noncontrolling interest	(6,879)	(12,649)
Other	22,136	6,983
Net cash provided by financing activities	101,722	1,030,122
Net increase (decrease) in cash and cash equivalents	234,536	(1,803)
Effect of foreign currency translation on cash and cash equivalents	(852)	(522)
Cash and cash equivalents at beginning of period	53,023	55,348
Cash and cash equivalents at end of period	$286,707	$53,023

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$69,092	$2,565,960
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	(6,954)	(8,911)
Other assets acquired	90,037	20,090
Debt assumed	47,641	177,857
Other liabilities	72,636	54,459
Deferred income tax liability	9,381	52,153
Noncontrolling interest	22,517	88,085
Equity issued	—	2,204,585
Non-cash impact of CCP Spin-Off	—	1,256,404
Equity issued for purchase of OP and Class C units	24,318	—

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2016 Quarters				2015
					Fourth
	Fourth	Third	Second	First	Quarter
Cash flows from operating activities:
Net income	$208,832	$150,184	$143,440	$149,034	$125,060
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	232,189	208,387	221,961	236,387	236,793
Amortization of deferred revenue and lease intangibles, net	(5,029)	(5,217)	(5,053)	(5,037)	(4,817)
Other non-cash amortization	3,183	2,487	2,241	2,446	2,397
Stock-based compensation	5,073	5,848	5,008	5,029	3,476
Straight-lining of rental income, net	(6,602)	(5,960)	(5,581)	(9,845)	(8,674)
(Gain) loss on extinguishment of debt, net	(386)	383	2,468	314	(486)
(Gain) loss on real estate dispositions (including amounts in discontinued operations)	(66,424)	144	(5,739)	(26,184)	(4,162)
Gain on real estate loan investments	—	(2,238)	(33)	—	—
Income tax benefit	(3,395)	(9,389)	(12,287)	(9,156)	(11,667)
(Income) loss from unconsolidated entities	(2,207)	(931)	(1,418)	198	47
Distributions from unconsolidated entities	2,024	1,701	1,884	1,989	2,912
Other	(772)	(1,799)	(375)	1,099	3,417
Changes in operating assets and liabilities:
Decrease (increase) in other assets	3,807	(8,856)	15,444	(4,835)	31,152
Increase (decrease) in accrued interest	12,657	(9,284)	13,542	(14,311)	13,657
(Decrease) increase in accounts payable and other liabilities	(16,763)	19,335	8,082	(54,237)	(19,383)
Net cash provided by operating activities	366,187	344,795	383,584	272,891	369,722
Cash flows from investing activities:
Net investment in real estate property	(7,520)	(1,387,139)	(20,833)	(13,620)	(93,800)
Investment in loans receivable and other	(3,686)	(2,499)	(6,236)	(146,214)	(96,758)
Proceeds from real estate disposals	237,000	—	9,350	54,211	82,775
Proceeds from loans receivable	126,019	186,419	6,019	1,625	2,267
Development project expenditures	(49,249)	(24,719)	(34,912)	(34,767)	(29,216)
Capital expenditures	(42,160)	(28,371)	(23,204)	(23,721)	(31,675)
Contributions to unconsolidated entities	—	—	—	—	(2,720)
Other	(261)	(1,910)	—	(4,265)	—
Net cash provided by (used in) investing activities	260,143	(1,258,219)	(69,816)	(166,751)	(169,127)
Cash flows from financing activities:
Net change in borrowings under credit facility	(82,365)	22,424	(113,136)	137,440	66,949
Proceeds from debt	16,601	460,400	416,072	145	1,686
Repayment of debt	(105,608)	(176,168)	(589,028)	(151,309)	(106,526)
Purchase of noncontrolling interest	(1,242)	—	(1,604)	—	—
Payment of deferred financing costs	(408)	(2,303)	(3,768)	(76)	(772)
Issuance of common stock, net	20,978	887,963	228,108	149,631	73,205
Cash distribution to common stockholders	(274,566)	(256,931)	(247,975)	(245,496)	(243,838)
Cash distribution to redeemable OP unitholders	(2,154)	(2,049)	(2,114)	(2,323)	(2,319)
Contributions from noncontrolling interest	1,400	246	5,680	—	—
Distributions to noncontrolling interest	(1,758)	(1,539)	(1,839)	(1,743)	(1,399)
Other	629	13,624	1,732	6,151	494
Net cash (used in) provided by financing activities	(428,493)	945,667	(307,872)	(107,580)	(212,520)
Net increase (decrease) in cash and cash equivalents	197,837	32,243	5,896	(1,440)	(11,925)
Effect of foreign currency translation on cash and cash equivalents	(409)	(286)	(275)	118	(283)
Cash and cash equivalents at beginning of period	89,279	57,322	51,701	53,023	65,231
Cash and cash equivalents at end of period	$286,707	$89,279	$57,322	$51,701	$53,023

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)

	2016 Quarters				2015
					Fourth
	Fourth	Third	Second	First	Quarter
Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$9,426	$51,001	$6,107	$2,558	$(1,190)
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	—	(6,954)	—	—
Other assets acquired	10,158	79,018	927	(66)	(131)
Debt assumed	—	47,641	—	—	—
Other liabilities	12,190	57,808	80	2,558	(3,478)
Deferred income tax liability	7,102	2,345	—	(66)	1,317
Noncontrolling interest	292	22,225	—	—	840
Equity issued for purchase of OP and Class C units	1,348	2,200	1,422	19,348	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD) Including Comparable Earnings[1]
(Dollars in thousands, except per share amounts)

								FY YOY
	2015		2016					Growth
	Q4	YTD	Q1	Q2	Q3	Q4	YTD	'15-'16
Income from continuing operations	$123,231	$389,539	$123,339	$137,849	$150,446	$142,575	$554,209	42%
Income from continuing operations per share	$0.37	$1.17	$0.36	$0.40	$0.42	$0.40	$1.59	36%
Discontinued operations	(2,331)	11,103	(489)	(148)	(118)	(167)	(922)
Gain (loss) on real estate dispositions	4,160	18,580	26,184	5,739	(144)	66,424	98,203
Net income	125,060	419,222	149,034	143,440	150,184	208,832	651,490
Net income attributable to noncontrolling interest	332	1,379	54	278	732	1,195	2,259
Net income attributable to common stockholders [2]	$124,728	$417,843	$148,980	$143,162	$149,452	$207,637	$649,231	55%
Net income attributable to common stockholders per share [2]	$0.37	$1.25	$0.44	$0.42	$0.42	$0.58	$1.86	49%

Adjustments:
Depreciation and amortization on real estate assets	235,101	887,126	234,726	220,346	206,560	230,353	891,985
Depreciation on real estate assets related to noncontrolling interest	(1,926)	(7,906)	(2,075)	(1,814)	(1,865)	(2,031)	(7,785)
Depreciation on real estate assets related to unconsolidated entities	2,982	7,353	1,989	1,220	1,113	1,432	5,754
Loss on re-measurement of equity interest upon acquisition, net	176	176	—	—	—	—	—
(Gain) loss on real estate dispositions	(4,160)	(18,580)	(26,184)	(5,739)	144	(66,424)	(98,203)
Loss (gain) on real estate dispositions related to unconsolidated entities	19	19	(536)	41	—	56	(439)
Discontinued operations:
(Gain) loss on real estate dispositions	(2)	(231)	—	1	—	—	1
Depreciation and amortization on real estate assets	—	79,608	—	—	—	—	—
Subtotal: FFO add-backs	232,190	947,565	207,920	214,055	205,952	163,386	791,313
Subtotal: FFO add-backs per share	$0.69	$2.84	$0.61	$0.62	$0.58	$0.46	$2.27
FFO (NAREIT) attributable to common stockholders	$356,918	$1,365,408	$356,900	$357,217	$355,404	$371,023	$1,440,544	6%
FFO (NAREIT) attributable to common stockholders per share	$1.06	$4.09	$1.05	$1.04	$1.00	$1.04	$4.13	1%

Adjustments:
Change in fair value of financial instruments	454	460	(79)	(7)	14	134	62
Non-cash income tax benefit	(11,668)	(42,384)	(9,157)	(12,286)	(9,389)	(3,395)	(34,227)
(Gain) loss on extinguishment of debt, net	(486)	15,797	314	2,468	383	(386)	2,779
(Gain) loss on non-real estate dispositions related to unconsolidated entities	—	—	—	(585)	28	—	(557)
Merger-related expenses, deal costs and re-audit costs	659	152,344	3,254	8,550	16,965	(479)	28,290
Amortization of other intangibles	438	2,058	438	438	438	438	1,752
Subtotal: normalized FFO add-backs	(10,603)	128,275	(5,230)	(1,422)	8,439	(3,688)	(1,901)
Subtotal: normalized FFO add-backs per share	$(0.03)	$0.38	$(0.02)	$(0.00)	$0.02	$(0.01)	$(0.01)
Normalized FFO attributable to common stockholders	$346,315	$1,493,683	$351,670	$355,795	$363,843	$367,335	$1,438,643	(4%)
Normalized FFO attributable to common stockholders per share	$1.03	$4.47	$1.04	$1.04	$1.03	$1.03	$4.13	(8%)
Adjusted: Normalized FFO from CCP Spin-Off	$—	$(173,400)	$—	$—	$—	$—	$—
Adjusted Normalized FFO per share from CCP Spin-Off	$—	$(0.52)	$—	$—	$—	$—	$—
Comparable Normalized FFO attributable to common stockholders	$346,315	$1,320,283	$351,670	$355,795	$363,843	$367,335	$1,438,643	9%
Comparable Normalized FFO attributable to common stockholders per share	$1.03	$3.95	$1.04	$1.04	$1.03	$1.03	$4.13	5%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(4,817)	(24,129)	(5,037)	(5,053)	(5,217)	(5,029)	(20,336)
Other non-cash amortization, including fair market value of debt	2,397	5,448	2,446	2,241	2,487	3,183	10,357
Stock-based compensation	3,476	19,537	5,029	5,008	5,848	5,073	20,958
Straight-lining of rental income, net	(8,674)	(33,792)	(9,845)	(5,581)	(5,960)	(6,602)	(27,988)
Subtotal: non-cash items included in normalized FFO	(7,618)	(32,936)	(7,407)	(3,385)	(2,842)	(3,375)	(17,009)
Capital expenditures	(33,496)	(112,700)	(24,987)	(25,103)	(29,991)	(44,540)	(124,621)
Normalized FAD attributable to common stockholders	$305,201	$1,348,047	$319,276	$327,307	$331,010	$319,420	$1,297,013	(4%)
Adjusted: Normalized FAD from CCP Spin-Off	$—	$(155,081)	$—	$—	$—	$—	$—
Comparable Normalized FAD attributable to common stockholders	$305,201	$1,192,966	$319,276	$327,307	$331,010	$319,420	$1,297,013	9%
Merger-related expenses, deal costs and re-audit costs	(659)	(152,344)	(3,254)	(8,550)	(16,965)	479	(28,290)
FAD attributable to common stockholders	$304,542	$1,195,703	$316,022	$318,757	$314,045	$319,899	$1,268,723	6%
Adjusted: FAD from CCP Spin-Off	$2,333	$(108,677)	$489	$148	$118	$167	$922
Comparable FAD attributable to common stockholders	$306,875	$1,087,026	$316,511	$318,905	$314,163	$320,066	$1,269,645	17%
Weighted average diluted shares	336,406	334,007	339,202	342,571	354,186	357,435	348,390

[1] Per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.
2 CCP impacts calculated based on net income related to discontinued operations, less the de minimis share of discontinued operations net income not related to CCP assets, assuming (a) G&A of $2.5 million in Q1’15 and Q2’15 ($0.01 per share per quarter) and $1.3 million in Q3’15 ($0.00 per share) and (b) interest expense of $6.9 million in Q1’15 and Q2’15 ($0.02 per share per quarter) and $4.3 million in Q3’15 ($0.01 per share); these adjustments differ from the respective amounts found in discontinued operations.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; and (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters. Normalized FAD represents normalized FFO excluding non-cash components, straight-line rental adjustments and deducting capital expenditures, including tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income or income from continuing operations (both determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that income from continuing operations is the most comparable GAAP measure because it provides insight into the Company’s continuing operations. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income and income from continuing operations as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Income from Continuing Operations, FFO and FAD Guidance Attributable to Common Stockholders [1,2]
(Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	FY2017 - Guidance		2017 - Per Share
	Low	High	Low	High

Income from Continuing Operations	$616	$639	$1.72	$1.78

Gain on Real Estate Dispositions	683	713	1.90	1.99
Other Adjustments [3]	(6)	(8)	(0.02)	(0.02)

Net Income Attributable to Common Stockholders	$1,293	$1,344	$3.61	$3.75

Depreciation and Amortization Adjustments	872	888	2.43	2.48
Gain on Real Estate Dispositions	(683)	(713)	(1.90)	(1.99)
Other Adjustments [3]	(13)	(15)	(0.04)	(0.04)

FFO (NAREIT) Attributable to Common Stockholders	$1,469	$1,504	$4.10	$4.19

Merger-Related Expenses, Deal Costs and Re-Audit Costs	10	5	0.03	0.01
Other Adjustments [3]	(2)	(11)	—	(0.03)

Normalized FFO Attributable to Common Stockholders	$1,477	$1,498	$4.12	$4.18
% Year-Over-Year Growth			0%	1%

Non-Cash Items Included in Normalized FFO	(4)	(8)
Capital Expenditures	(126)	(136)

Normalized FAD Attributable to Common Stockholders	$1,347	$1,354

Merger-Related Expense, Deal Costs and Re-Audit Costs	(10)	(5)
Other Adjustments	(4)	(3)

FAD Attributable to Common Stockholders	$1,333	$1,346

Weighted Average Diluted Shares	358,452	358,452
[1]	The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
[2]	Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any.
[3]	See table titled “Funds From Operations (FFO) and Funds Available for Distribution (FAD) Including Comparable Earnings” for detailed breakout of “other adjustments” for each respective category.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on income from continuing operations of the Company’s investments and other capital transactions that were completed during the three months ended December 31, 2016, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings, which includes amounts in discontinued operations, before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments and unrealized foreign currency gains or losses, and including the Company’s share of EBITDA from unconsolidated entities and adjustments for other immaterial or identified items (“Adjusted Pro Forma EBITDA”) (dollars in thousands). The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are important supplemental measures in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality. For a reconciliation of Net Debt to Adjusted Pro Forma EBITDA for the year ended December 31, 2015, please refer to the reconciliation included in the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2016, which reconciliation is hereby incorporated by reference.

Income from continuing operations	$142,575
Discontinued operations	(167)
Gain on real estate dispositions	66,424
Net income	208,832
Net income attributable to noncontrolling interest	1,195
Net income attributable to common stockholders	207,637
Pro forma adjustments for current period investments, capital transactions and dispositions	9,623
Pro forma net income attributable to common stockholders for the three months ended December 31, 2016	217,260
Add back:
Interest	107,370
Depreciation and amortization	217,282
Stock-based compensation	5,073
Gain on real estate dispositions	(66,424)
Loss on extinguishment of debt, net	1
Loss from unconsolidated entities, net of Ventas share of EBITDA from unconsolidated entities	4,309
Net income (loss) attributable to noncontrolling interest, net of consolidated joint venture partners’ share of EBITDA	(3,390)
Income tax benefit	(2,837)
Change in fair value of financial instruments	152
Unrealized foreign currency gains	(509)
Other taxes	921
Merger-related expenses, deal costs and re-audit costs	(600)
Adjusted Pro Forma EBITDA	478,608
Adjusted Pro Forma EBITDA annualized	$1,914,432

As of December 31, 2016:
Debt	$11,127,326
Cash	(286,707)
Restricted cash pertaining to debt	(22,324)
Consolidated joint venture partners’ share of debt	(80,863)
Ventas share of debt from unconsolidated entities	122,037
Net debt	$10,859,469

Net debt to Adjusted Pro Forma EBITDA	5.7	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment
(Dollars in thousands)

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company believes that income from continuing operations is the most comparable GAAP measure for both NOI and same-store cash NOI because it provides insight into the Company’s continuing operations. The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods, and excluding assets intended for disposition, and for SHOP, those properties that transitioned operators after the start of the prior comparison period. To normalize for exchange rate movements, all same-store cash NOI measures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

	Triple-Net
	Leased	Senior Living	Office
	Properties	Operations	Operations	All Other	Total
For the Three Months Ended December 31, 2016

Income from continuing operations					$142,575
Adjustments:
Interest and other income					(84)
Interest					107,739
Depreciation and amortization					232,189
General, administrative and professional fees					31,488
Gain on extinguishment of debt, net					(386)
Merger-related expenses and deal costs					(438)
Other					1,087
Income from unconsolidated entities					(2,207)
Income tax benefit					(2,836)
Reported Segment NOI	$212,049	$146,616	$130,120	$20,342	$509,127
Adjustments:
NOI not included in same-store	(6,265)	(3,236)	(28,731)	—	(38,232)
Straight-lining of rental income	(1,774)	—	(4,828)	—	(6,602)
Non-cash rental income	(4,782)	—	(131)	—	(4,913)
Non-segment NOI	—	—	—	(20,342)	(20,342)
NOI impact from change in FX	—	—	—	—	—
	(12,821)	(3,236)	(33,690)	(20,342)	(70,089)
Same-Store cash NOI (USD)	$199,228	$143,380	$96,430	—	$439,038

Percentage increase (USD)	4.5%	1.1%	2.1%		2.9%

	Triple-Net
	Leased	Senior Living	Office
	Properties	Operations	Operations	All Other	Total
For the Three Months Ended December 31, 2015

Income from continuing operations					$123,231
Adjustments:
Interest and other income					(333)
Interest					103,692
Depreciation and amortization					236,795
General, administrative and professional fees					27,636
Gain on extinguishment of debt, net					(486)
Merger-related expenses and deal costs					(2,079)
Other					4,009
Loss from unconsolidated entities					223
Income tax benefit					(11,548)
Reported Segment NOI	$209,357	$147,610	$102,788	$21,385	481,140
Adjustments:
NOI not included in same-store	(8,761)	(5,851)	(4,494)	—	(19,106)
Straight-lining of rental income	(4,056)	—	(4,597)	—	(8,653)
Non-cash rental income	(4,919)	—	755	—	(4,164)
Non-segment NOI	—	—	—	(21,385)	(21,385)
NOI impact from change in FX	(1,043)	1	—	—	(1,042)
	(18,779)	(5,850)	(8,336)	(21,385)	(54,350)
Same-Store cash NOI (USD)	$190,578	$141,760	$94,452	—	$426,790

	Triple-Net
	Leased	Senior Living	Office
	Properties	Operations	Operations	All Other	Total
For the Twelve Months Ended December 31, 2016

Income from continuing operations					$554,209
Adjustments:
Interest and other income					(876)
Interest					419,740
Depreciation and amortization					898,924
General, administrative and professional fees					126,875
Loss on extinguishment of debt, net					2,779
Merger-related expenses and deal costs					24,635
Other					9,988
Income from unconsolidated entities					(4,358)
Income tax benefit					(31,343)
Reported Segment NOI	$850,755	$604,328	$444,276	$101,214	2,000,573
Adjustments:
Modification fee	3,500	—	—	—	3,500
NOI not included in same-store	(161,300)	(53,158)	(145,529)	—	(359,987)
Straight-lining of rental income	(15,411)	—	(12,577)	—	(27,988)
Non-cash rental income	(20,288)	—	1,905	—	(18,383)
Non-segment NOI	—	—	—	(101,214)	(101,214)
NOI impact from change in FX	—	—	—	—	—
	(193,499)	(53,158)	(156,201)	(101,214)	(504,072)
Same-Store cash NOI (USD)	$657,256	$551,170	$288,075	—	$1,496,501

Percentage increase (USD)	3.7%	2.3%	1.3%		2.7%

Less: Modification fee	(3,500)	—	—	—	(3,500)
Adjusted Same-Store cash NOI	$653,756	$551,170	$288,075	—	$1,493,001

Adjusted percentage increase	4.0%	2.3%	1.3%		2.9%

	Triple-Net
	Leased	Senior Living	Office
	Properties	Operations	Operations	All Other		Total
For the Twelve Months Ended December 31, 2015

Income from continuing operations						$389,539
Adjustments:
Interest and other income						(1,052)
Interest						367,114
Depreciation and amortization						894,057
General, administrative and professional fees						128,035
Loss on extinguishment of debt, net						14,411
Merger-related expenses and deal costs						102,944
Other						17,957
Loss from unconsolidated entities						1,420
Income tax benefit						(39,284)
Reported segment NOI	$784,234	$601,840	$399,891	$89,176		1,875,141
Adjustments:
Modification fee	5,200	—	—	—		5,200
NOI not included in same-store	(116,928)	(60,933)	(103,947)	—		(281,808)
Straight-lining of rental income	(18,964)	—	(14,744)	—		(33,708)
Non-cash rental income	(18,681)	—	3,225	—		(15,456)
Non-segment NOI	—	—	—	(89,176)		(89,176)
NOI impact from change in FX	(1,300)	(2,331)	—	—		(3,631)
	(150,673)	(63,264)	(115,466)	(89,176)		(418,579)
Same-store cash NOI (USD)	$633,561	$538,576	$284,425	—	—	$1,456,562

Less: Modification fee	(5,200)	—	—	—		(5,200)
Adjusted Same-store cash NOI	$628,361	$538,576	$284,425	—		$1,451,362

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI and Same-Store Cash NOI by Segment Guidance [1,2]
(Dollars in millions, except per share amounts)

	FY2017 - Guidance
	Tentative / Preliminary and Subject to Change
				Non-
	NNN	SHOP	Office	Segment	Total
High End

Income from Continuing Operations					$639
Depreciation and Amortization[3]					902
Interest Expense, G&A, Other Income & Expenses[4]					543
Reported Segment NOI[5]	$823	$606	$520	139	2,084
Non-Cash and Non-Same Store Adjustments[5]	(57)	(8)	(124)	(139)	(326)
Same-Store Cash NOI[5]	766	598	396	—	1,758
Percentage Increase	3.5%	2.0%	2.0%	NM	2.5%

Modification Fees	—	—	—	—	—
Adjusted Same-Store Cash NOI[5]	$766	$598	$396	$—	$1,758
Adjusted Percentage Increase	4.0%	2.0%	2.0%	NM	2.7%

Low End

Income from Continuing Operations					$616
Depreciation and Amortization[3]					882
Interest Expense, G&A, Other Income & Expenses[4]					575
Reported Segment NOI[5]	$816	$594	$516	$144	2,073
Non-Cash and Non-Same Store Adjustments[5]	(57)	(7)	(124)	(144)	(333)
Same-Store Cash NOI[5]	759	587	392	—	1,740
Percentage Increase	2.5%	0.0%	1.0%	NM	1.5%

Modification Fees	—	—	—	—	—
Adjusted Same-Store Cash NOI[5]	$759	$587	$392	$—	$1,740
Adjusted Percentage Increase	3.0%	0.0%	1.0%	NM	1.7%

Prior Year

Income from Continuing Operations					$554
Depreciation and Amortization [3]					899
Interest Expense, G&A, Other Income & Expenses[4]					547
Reported Segment NOI[5]	$851	$604	$444	$101	2,001
Modification Fees	4	—	—	—	4
Non-Cash and Non-Same Store Adjustments	(113)	(17)	(56)	(101)	(287)
NOI Impact from FX5	(2)	0	0	—	(3)
Same-Store Cash NOI	740	587	388	—	1,715

Modification Fees	(4)	—	—	—	(4)
Adjusted Same-Store Cash NOI[5]	$737	$587	$388	$—	$1,711
[1]	The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
[2]	Totals may not add due to rounding. See table titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for the twelve months ended December 31, 2016 for a detailed breakout of adjustments for each respective category.
[3]	Includes real estate depreciation and amortization, corporate depreciation and amortization and amortization of other intangibles.
[4]

Includes interest expense, general and administrative expenses (including stock based compensation), loss on extinguishment of debt, merger-related expenses and deal costs, income from unconsolidated entities, income tax benefit, and other income and expenses.

[5]	Total may not add across due to minor corporate-level adjustments.

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CONTACT:
Ventas, Inc.
Ryan K. Shannon
(877) 4-VENTAS